UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2014

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices and zip code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 31, 2014, William Lyon Homes, Inc. (“California Lyon”), a California corporation and a wholly-owned subsidiary of William Lyon Homes, a Delaware corporation (“Parent”), completed the sale to certain purchasers of $150.0 million in aggregate principal amount of 5.75% Senior Notes due 2019 (the “Notes”), in a private placement to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States in reliance on Regulation S under the Securities Act. The Notes were issued pursuant to an indenture, dated as of March 31, 2014 (the “Indenture”), by and among California Lyon, Parent, the subsidiary guarantors party thereto (together with Parent, the “Guarantors”) and U.S. Bank National Association, as trustee.

Interest on the Notes will be paid semi-annually on April 15 and October 15, commencing October 15, 2014. The Notes will mature on April 15, 2019.

The Notes and the guarantees are California Lyon’s and the Guarantors’ senior unsecured obligations. The Notes and the guarantees rank equally in right of payment with all of California Lyon’s and the Guarantors’ existing and future unsecured senior debt, including the existing $425 million in aggregate principal amount of 8.5% Senior Notes due 2020, and senior in right of payment to all of California Lyon’s and the Guarantors’ existing and future subordinated debt. The Notes and the guarantees will be effectively subordinated to any of California Lyon’s and the Guarantors’ existing and future secured debt.

On or after April 15, 2016, California Lyon may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount on the redemption date) set forth below plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, if redeemed during the period commencing on each of the dates as set forth below:

Period	Percentage

April 15, 2016	104.313%

October 15, 2016	102.875%

April 15, 2017	101.438%

April 15, 2018 and thereafter	100.000%

Prior to April 15, 2016 the Notes may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, and accrued and unpaid interest, if any, to, but not including, the redemption date.

In addition, any time prior to April 15, 2016, California Lyon may, at its option on one or more occasions, redeem Notes (including any additional notes that may be issued in the future under the Indenture) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (including any additional notes that may be issued in the future under the Indenture) issued prior to such date at a redemption price (expressed as a percentage of aggregate principal amount) of 105.750%, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with an amount equal to the net cash proceeds from one or more equity offerings by Parent.

If California Lyon experiences certain change of control events (as defined in the Indenture), holders of the Notes will have the right to require California Lyon to repurchase all or a portion of the Notes at 101% of their principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the record on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains certain covenants limiting, among other things, the ability of Parent, California Lyon and their restricted subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or make payments in respect of subordinated indebtedness;

•	make certain investments;

•	sell assets;

•	incur liens;

•	create certain restrictions on the ability of restricted subsidiaries to pay dividends or to transfer assets;

•	enter into transactions with affiliates;

•	create unrestricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of its assets.

These covenants are subject to a number of exceptions and qualifications as set forth in the Indenture. The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Notes to be declared due and payable. In addition, if the Notes are assigned an investment grade rating by certain rating agencies and no default or event of default has occurred or is continuing, certain covenants related to the Notes will be suspended. If the rating on the Notes should subsequently decline to below investment grade, the suspended covenants will be reinstated.

The foregoing description is qualified in its entirety by reference to the full text of the Indenture filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On March 26, 2014, Parent entered into an underwriting agreement (the “Underwriting Agreement”) with entities affiliated with Luxor Capital Group, LP (collectively, the “Selling Stockholder”), and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC as representatives of the several underwriters (collectively, the “Underwriters”), relating to the sale by the Selling Stockholder of an aggregate amount of 2,300,000 shares of Parent’s Class A Common Stock, $0.01 par value per share, (the “Shares”), which includes 300,000 Shares sold to the Underwriters upon full exercise by the Underwriters of their option to purchase additional shares. The Shares were sold by the Underwriters at a price to the public of $27.25 per share. The offering of the Shares, including the Underwriters’ exercise of the option to purchase additional shares, closed on April 1, 2014. Parent did not sell any Shares in this offering or receive any proceeds from this offering.

The offering described in this current report on Form 8-K was effected under Parent’s shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission on March 20, 2014 (File No. 333-194517).

The Underwriting Agreement contains customary representations, warranties and agreements of Parent and the Selling Stockholder.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 26, 2014, among Parent, entities affiliated with Luxor Capital Group, LP, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC as representatives of the several underwriters listed in Schedule A thereto.

4.1	Indenture, dated March 31, 2014, among California Lyon, the Guarantors and U.S. Bank National Association, as trustee.

4.2	Form of 5.75% Senior Notes due 2019 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WILLIAM LYON HOMES

	By:	/S/ COLIN T. SEVERN
Colin T. Severn
Vice President and Chief Financial Officer

Date: April 1, 2014